Exhibit 99.1

Liquidia Enters Into a Revenue Interest Financing Agreement With HealthCare Royalty for Up to $100 Million

-	Extends cash-runway through at least 2024

-	Provides flexibility to accelerate launch preparations timed with success in litigation

MORRISVILLE, N.C., January 9, 2023 - Liquidia Corporation (NASDAQ: LQDA) (Liquidia or the Company) announced today that it has entered into a Revenue Interest Financing Agreement with HealthCare Royalty (HCRx) for a total investment amount of up to $100 million. Liquidia intends to use the proceeds from the financing to fund the potential launch of YUTREPIA™ (treprostinil) inhalation powder upon final regulatory approval by the U.S. Food and Drug Administration (FDA), to support the continued clinical development of YUTREPIA, to provide capital for business development activities directed towards expanding Liquidia’s product pipeline and for general corporate purposes.

Under the terms of the agreement, Liquidia will receive $32.5 million from HCRx at closing, with the potential to receive three additional tranches of funding: $7.5 million at Liquidia’s discretion to support any acquisition of rights to a clinical stage or commercial stage biopharmaceutical product to diagnose, prevent, or treat pulmonary hypertension; $35 million upon a favorable resolution of the ongoing patent litigation with United Therapeutics Corporation or upon earlier, mutual agreement of the parties; and $25 million to be drawn upon the mutual agreement of the parties. Upon closing, Liquidia intends to use approximately $22.3 million from the initial $32.5 million to retire the company’s existing term debt with Silicon Valley Bank.

Michael Kaseta, Chief Financial Officer of Liquidia, said: “HealthCare Royalty is a premier investment firm, and we are thrilled with this new investment partnership. Not only does their investment further validate the commercial opportunity for YUTREPIA and our confidence in the path to FDA approval, but it also provides non-dilutive capital that preserves the financial flexibility to potentially accelerate our launch preparations ahead of the resolution of our ongoing litigation. We have never been in a stronger financial position when combining the current cash on-hand, reduced minimum cash requirements, expected sales of Treprostinil Injection and access to capital provided by this agreement.”

Clarke Futch, Chairman and Chief Executive Officer of HCRx added: “Having followed Liquidia's progress for several years, we make this investment with confidence that the value of its products will soon be realized. Our extensive diligence on YUTREPIA and the management team lead us to believe that Liquidia will become a significant force in addressing the needs of patients suffering from rare cardio-pulmonary diseases. We are pleased to partner with Liquidia today and to support their planned growth in the immediate and long-term future.”

In exchange for the total investment, HCRx will receive a tiered royalty on net revenue generated by YUTREPIA and other products marketed by Liquidia. The specific tiered royalty rates range between 0.36% to 10.0%, depending upon the total amount advanced to Liquidia and achievement of certain annual net sales thresholds. Liquidia will also make certain fixed payments to HCRx in amounts and timeframes subject to certain conditions set forth in the agreement. The aggregate payments to HCRx are capped at 175% of the total amounts advanced by HCRx, with the potential for a true-up payment to be made by Liquidia if HCRx’s internal rate of return is less than 18% on the date the cap is reached. Additional details can be found in the 8-K filed today with the Securities and Exchange Commission.

About YUTREPIA™ (treprostinil) inhalation powder

YUTREPIA is an investigational, inhaled dry powder formulation of treprostinil delivered through a proven, convenient, palm-sized device. On November 5, 2021, the FDA issued a tentative approval for YUTREPIA, which is indicated for the treatment of pulmonary arterial hypertension (PAH) to improve exercise ability in adult patients with New York Heart Association (NYHA) Functional Class II-III symptoms. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape, and composition, and that are engineered for optimal deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso® (nebulized treprostinil). YUTREPIA was previously referred to as LIQ861 in investigational studies.

Tyvaso® is a registered trademark of United Therapeutics Corporation.

About Treprostinil Injection

Treprostinil Injection is the first-to-file, fully substitutable generic treprostinil for parenteral administration. Treprostinil Injection contains the same active ingredient, same strengths, same dosage form and same inactive ingredients as Remodulin® (treprostinil) and is offered to patients and physicians with the same level of service and support, but at a lower price than the branded drug. Liquidia PAH promotes the appropriate use of Treprostinil Injection for the treatment of PAH in the United States in partnership with its commercial partner, who holds the Abbreviated New Drug Application (ANDA) with the FDA.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH). Liquidia PAH provides the commercialization for pharmaceutical products to treat pulmonary disease, such as generic Treprostinil Injection. For more information, please visit www.liquidia.com.

About HealthCare Royalty

HCRx is a leading royalty acquisition company focused on commercial or near-commercial stage biopharmaceutical products. HCRx has $6.3 billion in cumulative capital commitments with offices in Stamford (CT), San Francisco, Boston and London. For more information, visit www.hcrx.com. HEALTHCARE ROYALTY® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated capital requirements, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA, the timeline or outcome related to appeals or rehearing requests arising from our patent litigation in the U.S. District Court for the District of Delaware or inter partes review proceedings conducted at the PTAB, the issuance of patents by the USPTO and our ability to execute on our strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The favorable decisions of the PTAB in the IPRs for the ’793 and ‘901 patents and of the Court in the Hatch-Waxman litigation are not determinative of the outcome of any appeal of those decisions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, including, without limitation, the impact of the coronavirus (COVID-19) outbreak on our Company and our financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:
Jason Adair
Senior Vice President, Corporate Development and Strategy
919.328.4400
jason.adair@liquidia.com